                                                                    EXHIBIT 1.01

                       UNITED DOMINION REALTY TRUST, INC.

                                4,000,000 SHARES
                                  COMMON STOCK
                                ($1.00 PAR VALUE)

                             UNDERWRITING AGREEMENT

                                                               September 5, 2003

Wachovia Capital Markets, LLC
As Representative of the Underwriters
c/o Wachovia Capital Markets, LLC
7 St. Paul Street
Baltimore, Maryland  21202

Ladies and Gentlemen:

         United Dominion Realty Trust, Inc., a corporation organized under the laws of Maryland (the "COMPANY," which term, as used herein, includes its predecessor United Dominion Realty Trust, Inc., a Virginia corporation (the "PREDECESSOR")), proposes to sell to the several underwriters named in Schedule I hereto (the "UNDERWRITERS"), for whom you (the "REPRESENTATIVES") are acting as representatives, 4,000,000 shares of Common Stock, $1.00 par value ("COMMON STOCK"), of the Company (said shares to be issued and sold by the Company being hereinafter called the "FIRM SECURITIES"), and for the purpose of covering over-allotments in connection with the sale of the Firm Securities, at the option of the Representatives, up to an additional 600,000 shares (the "OPTION Securities") of Common Stock. The Firm Securities and the Option Securities are referred to herein as the "UNDERWRITTEN SECURITIES" or the "SECURITIES." To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. To the extent that there is only a single Underwriter listed on Schedule I, then references to the "several" Underwriters shall be disregarded. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of the Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 17 hereof.

         As used herein, the term "subsidiary" means a corporation, real estate investment trust, partnership or limited liability company a majority of the outstanding voting stock or beneficial, partnership or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or by one or more other subsidiaries of the Company, including, without limitation, United Dominion Realty L.P., a Virginia limited partnership

("UDR OPERATING PARTNERSHIP"), and Heritage Communities L.P., a Delaware limited partnership ("HERITAGE OPERATING PARTNERSHIP" and, together with UDR Operating Partnership, the "OPERATING PARTNERSHIPS").

         1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this
Section 1.

                  (a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (file number 333-101611) on Form S-3, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Shelf Securities. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been made available to you. The Company will next file with the Commission a final prospectus supplement in accordance with Rule 424(b). The Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Prospectus. As filed, such Prospectus Supplement shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes as the Company has advised you, prior to the Execution Time, will be included or made therein.

                  (b) On the Effective Date and on each date that the Company's most recent Annual Report on Form 10-K was filed with the Commission, the Registration Statement did, and when the Prospectus Supplement is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date, on each date that the Company's most recent Annual Report on Form 10-K was filed with the Commission and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, the Prospectus, on the date of any filing of a Prospectus Supplement pursuant to Rule 424(b) and on the Closing Date (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto) as described in Section 8(b) hereof.

                  (c) Each of the Company and its subsidiaries has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited liability company, real estate investment trust or partnership, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation, limited liability company, real estate investment trust or partnership, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification (except in any case in which the failure to so qualify or to be in good standing would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto)).

                  (d) All the outstanding shares of capital stock of each corporate subsidiary and all of the issued and outstanding shares of beneficial interest of each real estate investment trust subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock or other ownership interest of each of the Company's corporate subsidiaries and all outstanding shares of beneficial interest of each real estate investment trust subsidiary are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances; all outstanding partnership interests of each partnership subsidiary and all outstanding limited liability company interests of each limited liability company subsidiary have been duly authorized and validly issued, are fully paid and (except in the case of general partnership interests) non-assessable, and, except as otherwise disclosed in the Prospectus and except for minority interests in the Operating Partnerships described in the Prospectus, are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances; and the Company and/or one or more subsidiaries of the Company are the only members or general partners of the Company's limited liability company or limited partnership subsidiaries, as applicable, and own the entire membership or general partnership interest in each such subsidiary free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

                  (e) The Company's authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock and the outstanding shares of the Company's preferred stock, no par value per share (the "PREFERRED STOCK"), have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities have been duly and validly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and nonassessable; the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the New York Stock Exchange; the certificates for the Securities are in valid and sufficient form; neither the holders of outstanding shares of capital stock of the Company nor the holders of any of the Company's other outstanding securities are entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

                  (f) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Prospectus Supplement under the headings "Description of Common Stock" and "Federal Income Tax Considerations" and in the Prospectus under the headings "Description of Preferred Stock" and "Federal Income Tax Considerations" (as modified by the Prospectus Supplement), insofar as such statements constitute matters of law or legal conclusions, are correct in all material respects.

                  (g) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company, the Operating Partnerships or any subsidiaries and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the offering, issuance and sale of the Securities.

                  (h) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (i) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

                  (j) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus.

                  (k) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws or other organizational documents of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject (except in any case in which such would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto)), or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties (except in any case in which such would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto)).

                  (l) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

                  (m) The financial statements together with related notes and schedules of the Company and its subsidiaries and of any companies, other entities or properties acquired or to be acquired by the Company, in each case as set forth or incorporated by reference in the Registration Statement and the Prospectus, present fairly the financial position and the results of operations of the Company and its subsidiaries and of such companies, entities and properties, as the case may be, at the indicated dates and for the indicated periods. Such financial statements have been prepared in accordance with United States generally accepted principles of accounting, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made (except to the extent that, in accordance with the Exchange Act and the rules and regulations of the Commission thereunder, certain footnotes have been omitted from the financial statements included in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Registration Statement and the Prospectus). The summary financial and statistical data included in the Registration Statement and Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the financial statements presented therein; the pro forma financial statements and related notes thereto, if any, included in the Registration Statement and Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumption used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  (n) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or degree, otherwise than as set forth or contemplated in the Prospectus.

                  (o) Since the respective dates as of which information is given in the Registration Statement, there has not been any material change in the capital stock, total assets or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus. Neither the Company nor any of its subsidiaries has entered into any transaction not in the ordinary course of business which is material to the Company and its subsidiaries considered as a whole.

                  (p) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                  (q) Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

                  (r) Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws or other organizational documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject (except in any case in which such would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto)), or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties (except in any case in which such would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto)), as applicable.

                  (s) Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder, and to the Company's knowledge, Ernst & Young LLP has not engaged in any activity with respect to the Company that is prohibited by any of the subsections (g) through (l) of Section 10A of the Exchange Act.

                  (t) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities hereunder.

                  (u) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                  (v) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries' principal suppliers, contractors or customers, that could have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                  (w) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause (except in any case in which such would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto)); and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                  (x) Except as described in the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties owned by them (each, a "PROPERTY" and collectively, the "PROPERTIES"), in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; the Company or its subsidiaries have obtained an owner's title insurance policy in an amount at least equal to the cost of acquisition from a title insurance company with respect to each of its real estate properties; except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases, with no exceptions that would materially interfere with the value thereof or materially interfere with the use made or to be made thereof by them; neither the Company nor its subsidiaries has knowledge of any pending or threatened condemnation proceeding, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to any of the Properties.

                  (y) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as required by the terms of the Company's indebtedness described in the Prospectus.

                  (z) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses (except in any case in which failure to possess such would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto)), and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                  (aa) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
         (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (bb) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (cc) The Company and its subsidiaries (i) are in compliance with any and all applicable Environmental Laws, (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and all such permits, licenses and approvals remain in full force and effect, and (iii) have not received and are not aware of any pending or threatened notice of any actual or potential liability for the investigation or remediation or any disposal or release of Hazardous Substances or for any other non-compliance with Environmental Laws, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, result in a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto). Except as set forth in the Prospectus, (i) neither the Company nor any of its subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, and (ii) to the Company's knowledge, Hazardous Substances have not been released or disposed in, on, under or near the Properties.

                  (dd) Each of the Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations (except in any case in which failure to do such would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto)). The Company and its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA (except in any case in which such would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto)).

                  (ee) The subsidiaries listed on Exhibit B attached hereto are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X.

                  (ff) The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "INTELLECTUAL PROPERTY") necessary for the conduct of the Company's business as now conducted or as proposed in the Prospectus to be conducted. To the Company's knowledge, (a) there is no material infringement by third parties of any such Intellectual Property; (b) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (c) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (d) there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.

                  (gg) The Company has been and is organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a "REIT") for each of its taxable years beginning with the taxable year ended December 31, 1999 through its taxable year ended December 31, 2002, or any prior year where the Company's failure to so qualify could cause the Company to have a liability for taxes (whether in that year or any subsequent year) for which the Internal Revenue Service is or will be entitled to assert a claim, and its current organization and current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT for the taxable year ending December 31, 2003 and thereafter. No transaction event has occurred which could cause the Company not to be able to qualify as a REIT for its current taxable year or any future taxable year. The Company currently intends to continue to qualify as a REIT under the Code.

                  (hh) Each of the Operating Partnerships is properly classified as a partnership, and not as a corporation or as a publicly traded partnership taxable as a corporation, for

         Federal income tax purposes throughout the period from its formation through the date hereof.

                  (ii) Each of the subsidiaries that is a partnership or a limited liability company (other than an entity for which a taxable REIT subsidiary election has been made) ("SUBSIDIARY PARTNERSHIPS") is properly classified either as a disregarded entity or as a partnership, and not as a corporation or as a publicly traded partnership taxable as a corporation, for Federal income tax purposes throughout the period from its formation through the date hereof, or, in the case of any Subsidiary Partnerships that have terminated, through the date of termination of such Subsidiary Partnerships.

                  (jj) Each of the Company and its subsidiaries has filed all federal, state, local and foreign income tax returns which have been required to be filed and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(m) hereof in respect of all federal, state, local and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of the subsidiaries has not been finally determined.

                  (kk) Since July 30, 2002, the Company has not, in violation of the Sarbanes-Oxley Act, directly or indirectly, including through a subsidiary, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any executive officer or director of the Company.

                  (ll) The Company has filed certifications and statements with its periodic reports pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act and has made the evaluations of the Company's disclosure controls and procedures required under Rule 13a-15 under the Exchange Act.

         Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

         2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $18.08 per share, the amount of the Firm Securities set forth opposite such Underwriter's name in Schedule I hereto.

         In addition, the Company hereby grants to the Underwriters the option to purchase up to 600,000 Option Securities at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Securities as set forth in this Section 2, for the sole purpose of covering over-allotments in the sale of Firm Securities by the Underwriters. This option may be exercised at any time and from time to time, in whole or in part, on or before the thirtieth day following the date of the Prospectus Supplement, by written notice by you to the Company. Such notice shall set forth the aggregate number of Option Securities as to which the option is being exercised and the date and time, as reasonably determined by you, when the Option Securities are to be delivered (such date and time being herein sometimes referred to as the "OPTION CLOSING DATE"); provided, however, that the Option Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof).

         The number of Option Securities to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Option Securities being purchased as the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to the total number of Firm Securities being purchased from the Company, subject, however, to such adjustments to eliminate any fractional shares as Wachovia Capital Markets, LLC in its sole discretion shall make.

         3. Delivery and Payment. Delivery of and payment for the Firm Securities shall be made at 9:00 AM, New York City time, on September 11, 2003, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Firm Securities being herein called the "CLOSING DATE"). Delivery of the Firm Securities and the Option Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Firm Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

         4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus as amended and supplemented by the Prospectus Supplement.

         5. Agreements. The Company agrees with the several Underwriters that:

                  (a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (2) during the period in which a prospectus relating to the Securities is required to be delivered under the Act, when any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (the "PROSPECTUS DELIVERY PERIOD"), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

                  (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                  (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of the Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

                  (e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

                  (f) The Company will apply the net proceeds from the sale of the Securities as set forth under the caption "Use of Proceeds" in the Prospectus Supplement.

                  (g) The Company will use its best efforts to maintain the listing of the Securities on the New York Stock Exchange. In addition, on or before completion of this offering, the Company shall make all filings required under applicable securities laws and by the New York Stock Exchange.

                  (h) The Company will not, without the prior written consent of Wachovia Capital Markets, LLC, sell, offer or contract to sell, solicit offers to purchase (including, without limitation, offers and solicitations made by Cantor Fitzgerald & Co. on behalf of the Company) , pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any shares of Common Stock (other than the Securities sold to the Underwriters) or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock, or publicly announce an intention to effect any such transaction, for a period beginning on and including the date of this Agreement through and including the date which is 30 days after the date of this Agreement, provided, however, that the Company may (i) issue and sell Common Stock pursuant to any employee stock option plan, employee stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time; (ii) issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time; and (iii) issue Common Stock and/or securities convertible into Common Stock as consideration for the acquisition by the Company or one of its subsidiaries from a third party of assets or of equity interests of any other entity which entity would, after giving effect to the acquisition of such equity interests, be a subsidiary of the Company.

                  (i) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (j) During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange

         Act (subject to compliance with the first sentence of Section 5(a) of this Agreement) and in material compliance with Sections 302 and 906 of the Sarbanes-Oxley Act.

         6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date (for purposes of this Section 6 "Closing Date" shall refer to the Closing Date for the Firm Securities and any Option Closing Date, if different, for the Option Securities), to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b) and in no event later than the day prior to the Closing Date; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                  (b) The Company shall have requested and caused Morrison & Foerster LLP, counsel for the Company, to have furnished to the Representatives their opinion to the effect set forth in Exhibit D hereto, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives. In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in Exhibit D hereto include any supplements thereto at the Closing Date.

                  (c) The Representatives shall have received from Sidley Austin Brown & Wood LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to this Agreement, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

                           (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                           (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                           (iii) since the date of the most recent financial statements included or incorporated by reference in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                  (e) The Representatives shall have received from Ernst & Young LLP, at the Closing Date, a letter, dated as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder, and stating in effect that:

                           (i) in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

                           (ii) carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the shareholders, directors and executive, audit, compensation, corporate governance and investment and secured financing committees of the Company and the subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to June 30, 2003, nothing came to their attention which caused them to believe that:

                                    (1)      with respect to the period
                           subsequent to June 30, 2003, there were any changes, at a specified date not more than five days prior to the date of the letter, in the capital stock of the Company or any increases in consolidated secured debt or consolidated unsecured debt or any decreases in the total assets or stockholders' equity of the Company as compared with the amounts shown on the June 30, 2003 consolidated balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, or for the period from June 30, 2003 to such specified date there were any decreases, as compared with the corresponding period in the preceding year in consolidated rental income or income before gains on sales of investments, minority interests and extraordinary items or in total or per share amounts of net income or funds from operations of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

                                    (2)      the information included or
                           incorporated by reference in the Registration Statement and Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information), Item 402 (Executive Compensation) and Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Regulation S-K;

                           (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus and in Exhibit 12.1 to the Registration Statement, including without limitation the information set forth under the caption "Recent Developments," "Use of Proceeds" and "Ratio of Earnings to Fixed Charges and Ratios of Earnings to Fixed Charges and Preferred Stock Dividends" in the Prospectus, the information included or incorporated by reference in Items 1, 2, 6, 7, 11 and 13 of the Company's Annual Report on Form 10-K (and any amendment thereto) incorporated by reference in the Registration Statement and the Prospectus, and the information included in "Compensation of Executive Officers," "Compensation of Directors," "CEO Compensation," "Certain Business Relationships" and "Audit Fees" included or incorporated by reference in the Company's Proxy Statement on Schedule 14A, incorporated by reference in the Registration Statement and the Prospectus, the information appearing in items 1, 2 and 3 of any Quarterly Report on Form 10-Q incorporated by reference in the Prospectus, or any information appearing in a Current Report on Form 8-K incorporated by reference in the Registration Statement and the Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

                  References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

                  (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph
         (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the

         Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

                  (g) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

                  (h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

                  (i) The Securities shall have been listed and admitted and authorized for trading on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Representatives.

                  (j) Prior to the Closing Date, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company listed on Exhibit C, addressed to the Representatives.

         If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives, and the obligations of the Underwriters to purchase the Option Securities may be cancelled at, or at any time prior to, the Option Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

         The documents required to be delivered by this Section 6 shall be delivered at the office of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, at 787 Seventh Avenue, New York, New York 10019, on the Closing Date.

         7. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Wachovia Capital Markets, LLC on demand for all reasonable documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

         8.       Indemnification and Contribution.

         (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including, without limitation, any Rule 462(b) Registration Statement) as originally filed or in any amendment thereof, or in the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein as described in Section 8(b) hereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the first paragraph under the caption "Underwriting--Commissions and Discounts" (concerning the public offering price, selling concession and reallowance), the first sentence of the first paragraph under the caption "Underwriting--Stabilization" (concerning stabilization) and the last paragraph under the caption "Underwriting--Stabilization" (also concerning stabilization) (but only to the extent the statements in such last paragraph concern the Underwriters) in the Prospectus Supplement constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Prospectus, the Registration Statement or any of the other documents referred to in the foregoing indemnity.

         (c)      Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) or
(b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by Wachovia Capital Markets, LLC. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

         (d)      In the event that the indemnity provided in paragraph (a) or
(b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "LOSSES") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the

Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus Supplement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

         9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in
Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this
Section 9, the Closing Date or the Option Closing Date, as applicable, shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

         10. Termination. This Agreement shall be subject to termination (or, in the case of an Option Closing Date that is subsequent to the Closing Date for the Firm Securities, the obligations of the Underwriters to purchase the applicable Option Securities on such Option

Closing Date shall be subject to termination), in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Firm Securities (or such Option Securities, as the case may be), if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred or
(iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

         11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in
Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

         12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be telefaxed to Wachovia Capital Markets, LLC, 7 St. Paul Street, Baltimore, Maryland 21202, Attention of Barrett B. Kollme (fax no.: (443) 263-6809) and confirmed to Wachovia Capital Markets, LLC, 7 St. Paul Street, Baltimore, Maryland 21202, (with a copy to Sidley Austin Brown & Wood LLP, 555 California Street, San Francisco, California 94104, Attention: Eric S. Haueter) or, if sent to the Company, will be mailed, delivered or telefaxed to (720) 283-2451 and confirmed to it at 1745 Shea Center Drive, Suite 200, Highlands Ranch, CO 80129,
Attention: President (with a copy to Morrison & Foerster LLP, 370 Seventeenth Street, Suite 5200, Denver, Colorado 80202, Attention: Warren L. Troupe).

         13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
Section 8 hereof, and no other person will have any right or obligation hereunder.

         14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

         15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

         16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

         17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

                  "ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "BASE PROSPECTUS" shall mean the prospectus covering the Shelf Securities in the form first used by the Underwriters to confirm sales of Securities.

                  "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

                  "COMMISSION" shall mean the Securities and Exchange
         Commission.

                  "EFFECTIVE DATE" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

                  "ENVIRONMENTAL LAWS" shall mean any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Substances, public health or environmental protection, together with any amendment or a re-authorization thereof or thereto.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "EXECUTION TIME" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

                  "GOVERNMENTAL AUTHORITY" shall mean any federal, state, local or municipal governmental body, department, agency or subdivision responsible for the due administration and/or enforcement of any Environmental Law.

                  "HAZARDOUS SUBSTANCES" shall mean any pollutant, contaminant, hazardous material, hazardous waste, infectious medical waste, hazardous or toxic substance defined or regulated as such in or under any Environmental Law.

                  "PROSPECTUS" shall mean the Base Prospectus as supplemented by the Prospectus Supplement.

                  "PROSPECTUS SUPPLEMENT" shall mean the prospectus supplement to the Base Prospectus specifically relating to the Securities in the form first used by the Underwriters to confirm sales.

                  "REGISTRATION STATEMENT" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

                  "RULE 424," "RULE 430A" and "RULE 462" refer to such rules under the Act.

                  "RULE 430A INFORMATION" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

                  "RULE 462(b) REGISTRATION STATEMENT" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

                  "SHELF SECURITIES" shall mean certain securities to be issued from time to time by the Company pursuant to the Registration Statement, including the Securities.

                            [SIGNATURE PAGE FOLLOWS]

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                Very truly yours,

                                UNITED DOMINION REALTY TRUST, INC.

                                By: /s/ CHRISTOPHER D. GENRY
                                    --------------------------------------------
                                    Name: Christopher D. Genry
                                    Title: Executive Vice President and Chief
                                             Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

WACHOVIA CAPITAL MARKETS, LLC

By: /s/ J. BRIT STEPHENS
    ----------------------------------
    Name: J. Brit Stephens
    Title: Managing Director

For itself and the other several Underwriters, if any, named in Schedule I to the foregoing Agreement.

                                                                       EXHIBIT A

                       United Dominion Realty Trust, Inc.
                         Public Offering of Common Stock

                                                             September ___, 2003

Wachovia Capital Markets, LLC
7 St. Paul Street
Baltimore, Maryland  21202

Ladies and Gentlemen:

         This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "UNDERWRITING AGREEMENT") between United Dominion Realty Trust, Inc., a Maryland corporation (the "COMPANY"), and you as representative of the underwriter or underwriters named therein (the "Underwriters"), relating to an underwritten public offering of Common Stock, $1.00 par value (the "COMMON STOCK"), of the Company.

         In order to induce you and the other Underwriters, if any, to enter into the Underwriting Agreement, the undersigned agrees that the undersigned will not, without the prior written consent of Wachovia Capital Markets, LLC, sell, offer or contract to sell, solicit offers to purchase, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period beginning on and including the date of the Underwriting Agreement through and including the date which is 30 days after the date of the Underwriting Agreement. Notwithstanding the foregoing, the undersigned may transfer any or all of the shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock owned by the undersigned, either during his or her lifetime or on death, by gift, will or intestate succession, to members of his or her immediate family or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family; provided, however, that in any such transfer, it shall be a condition to such transfer that, prior to the transfer, the transferee execute and deliver to Wachovia Capital Markets, LLC an agreement stating that the transferee is receiving and holding the shares of Common Stock or other securities, as the case may be, subject to, and the transferee agrees to be bound by, the provisions of this letter agreement, and there shall be no further transfer of such shares of Common Stock or other securities, as the case may be, except in accordance with this letter agreement.

         Notwithstanding the foregoing provisions of this letter agreement, the undersigned will be permitted to sell a total of not more than 70,000 shares of Common Stock so long as such shares are sold as part of a "cashless exercise" pursuant to which (a) such shares are issued upon the exercise of options to purchase Common Stock granted by the Company to the undersigned and thereafter such shares are sold for cash and (b) the proceeds from such sales are applied solely to pay the exercise price of other outstanding options to purchase Common Stock granted by the Company to the undersigned or to satisfy withholding tax obligations in connection with the option exercises referred to in this clause
(b) or in clause (a) of this sentence; provided, however, that, anything in this letter agreement to the contrary notwithstanding, the undersigned shall not be entitled to sell any shares of Common Stock pursuant to this paragraph to the extent that (x) the number of shares of Common Stock to be sold by the undersigned pursuant to this paragraph, plus (y) the total number of shares of Common Stock previously sold by the undersigned pursuant to this paragraph, plus
(z) the total number of shares of Common Stock sold pursuant to the corresponding paragraph of the similar letter agreements entered into by other officers and directors of the Company pursuant to the Underwriting Agreement would exceed 1,000,000 shares. For the avoidance of doubt, it is hereby understood and agreed by the undersigned that the sum of the total number of shares of Common Stock sold by the undersigned pursuant to this paragraph plus the total number of shares of Common Stock sold by such other officers and directors pursuant to the corresponding paragraph of such other letter agreements shall in no event exceed 1,000,000 shares of Common Stock.

         If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), this agreement shall likewise be terminated.

         This agreement shall be governed by and construed in accordance with the laws of the State of New York.

                            [SIGNATURE PAGE FOLLOWS]

                                 Yours very truly,

                                 __________________________________________
                                 Print Name:

                                                                       EXHIBIT B

                            SIGNIFICANT SUBSIDIARIES

United Dominion Realty L.P.

Heritage Communities L.P.

                                                                       EXHIBIT C

                OFFICERS AND DIRECTORS PROVIDING LOCK-UP LETTERS

John P. McCann
Jon A. Grove
Thomas W. Toomey
Mark J. Sandler
Thomas R. Oliver
W. Mark Wallis
Christopher D. Genry
Ella S. Neyland
Robert W. Scharar
James D. Klingbeil
Robert P. Freeman
Lynne B. Sagalyn
Robert C. Larson
Eric J. Foss
Scott A. Shanaberger

                                                                       EXHIBIT D

                     FORM OF OPINION OF MORRISON & FOERSTER

         (a) Each of the Company and United Dominion Realty, L.P. and Heritage Communities L.P. (the "Subsidiaries") has been duly incorporated or formed, as applicable, and is validly existing as a corporation or limited partnership, as the case may be, in good standing under the laws of the jurisdiction in which it is incorporated or formed, as applicable, with full corporate or partnership, as applicable, power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus.

         (b) The Company is duly qualified as a foreign corporation and authorized to transact business as a foreign corporation in the states of Arizona, Colorado, Delaware, Florida, Georgia, North Carolina, Ohio, Oregon, South Carolina and Tennessee and Virginia. United Dominion Realty, L.P. is duly qualified as a foreign limited partnership and authorized to transact business as a foreign limited partnership in the States of California, Georgia, Maryland, Ohio, Oregon and Tennessee. Heritage Communities L.P. is duly qualified as a foreign limited partnership and authorized to transact business as a foreign limited partnership in the State of Arizona.

         (c) The Company owns a general partnership interest in each Subsidiary. The Company has a 93.7% partnership interest in United Dominion Realty, L.P. and a 89.2% partnership interest in Heritage Communities L.P.

         (d) The Company's authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; all of the outstanding shares of the Company's Common Stock and Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable, and none of such shares was issued in violation of any preemptive rights; the Securities have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, upon delivery to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable; the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the New York Stock Exchange; the certificates for the Securities are in valid and sufficient form; and the issuance of the Securities is not subject to preemptive rights.

         (e) To our knowledge, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries or its or their property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document known to us of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included or incorporated by reference in the Prospectus Supplement under the heading "Description of Common Stock" and in the Prospectus under the heading "Description of Preferred Stock," insofar as such statements constitute matters of law or legal conclusions or descriptions of the terms of the Common Stock, any series of Preferred

Stock or the Company's charter, bylaws, or shareholder rights plan, are correct in all material respects and correctly presents the information called for with respect to such documents and matters in all material respects.

         (f) The Registration Statement has become effective under the Act; any required filings of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus (other than the financial statements (including notes thereto), supporting schedules and other financial and statistical information contained therein, as to which we express no opinion) as of their respective effective or issue dates complied as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder.

         (g) Each document filed pursuant to the Exchange Act (other than the financial statements (including notes thereto), supporting schedules and other financial and statistical information contained therein, as to which we express no opinion) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the Exchange Act and the rules thereunder.

         (h) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

         (i) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

         (j) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated by the Underwriting Agreement, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in the Underwriting Agreement and in the Prospectus and such other approvals (which shall be identified in such opinion) as have been obtained.

         (k) Neither the issue and sale of the Securities nor the consummation of any other of the transactions contemplated in the Underwriting Agreement will (i) to our knowledge, result in an imposition of any lien, charge or encumbrance upon any property or assets of the Company or, to our knowledge, its subsidiaries, (ii) result in a violation of the charter or by-laws or other organizational documents of the Company or the Subsidiaries, (iii) to our knowledge, constitute a material breach of the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or its subsidiaries is a party or bound or to which its or their property is subject and which has been filed as an exhibit to any of the Company's filings made pursuant to the Exchange Act and incorporated by reference in the Prospectus, or (iv) to our knowledge, violate any statute, law, rule, regulation, judgment, order or decree applicable to the Company or its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority of the State of Maryland, the Commonwealth of Virginia or the United States of America having jurisdiction over the Company or its subsidiaries or any of its or their properties.

         (l) To our knowledge, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

         (m) The Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code for each of its taxable years beginning with the taxable year ended December 31, 1999 through its taxable year ended December 31, 2002, and its current organization and current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT for the taxable year ending December 31, 2003 and thereafter.

         (n) Each of the Subsidiaries is and has been properly treated as a partnership for federal income tax purposes and not as a corporation or as an association or publicly traded partnership taxable as a corporation, throughout the period from the later of its formation or January 1, 1999 through the date of this opinion.

         (o) We have reviewed the statements included or incorporated by reference in the Prospectus Supplement under the heading "Federal Income Tax Considerations," and in the Prospectus under the heading "Federal Income Tax Considerations" (as modified by the Prospectus Supplement), and, insofar as such statements pertain to matters of law or legal conclusions, they are correct in all material respects.

         In addition, we have participated in conferences with your representatives and with representatives of the Company and its accountants concerning the Registration Statement and the Prospectus and have considered the matters required to be stated therein and the statements contained therein, although we have not independently verified the accuracy, completeness or fairness of such statements. Based upon and subject to the foregoing, nothing has come to our attention that leads us to believe that the Registration Statement, at the time of the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2002 with the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement or as the date of this opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we have not been requested to and do not make any comment in this paragraph with respect to the financial statements (including notes thereto), supporting schedules and other financial and statistical information contained in the Registration Statement or Prospectus or any amendments or supplements thereto).

         Such opinion shall state that such counsel expresses no opinion as to matters governed by the laws of any jurisdiction other than the substantive laws of the State of Maryland and the Commonwealth of Virginia and the federal laws of the United States of America.

         Capitalized terms used in this Exhibit and not defined have the respective meanings ascribed thereto in the Underwriting Agreement to which this
Exhibit is attached.

                                   SCHEDULE I

                                                              Number of Firm Securities
Underwriter                                                        to be Purchased
---------------------------------------------------------------------------------------
Wachovia Capital Markets, LLC....................                      4,000,000
                                                                       ---------
         Total...................................                      4,000,000
                                                                       =========

                                    Sch. I-1